UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2004

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (I.R.S. Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA (Address of Principal Executive Offices)	92008 (Zip Code)

Registrant’s telephone number, including area code: (760) 494-4200

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is also Furnished under Item 12).
SIGNATURES

Item 9. Regulation FD Disclosure (Information Furnished in this Item 9 is also Furnished under Item 12).

     As previously announced in CancerVax Corporation’s January 22, 2004 press release, David F. Hale, the Company’s President and Chief Executive Officer, will present a corporate overview at 10:30 a.m. (EST) today during the Piper Jaffray Health Care Conference. Mr. Hale’s presentation will provide an overview of the Company’s clinical programs, including its two ongoing Phase 3 clinical trials with the specific active immunotherapeutic, Canvaxin™, for the treatment of advanced-stage melanoma. Mr. Hale will announce that the number of sites participating in the Company’s Phase 3 clinical trials for Stage III and Stage IV melanoma has increased to 69 sites. In addition, as of January 15, 2004, 830 patients had been enrolled in the Stage III clinical trial and 335 patients had been enrolled in the Stage IV clinical trial. Mr. Hale will also announce that the Company’s cash and cash equivalents at December 31, 2003 (unaudited) were $107.1 million.

     A live recording of the Company’s presentation will be available at http://ir.cancervax.com. To access the presentation, click on the link entitled “Event Schedule” on the left side of the screen. The webcast will be available for 30 days.

     The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2004	CANCERVAX CORPORATION

By: /s/ William R. LaRue

William R. LaRue Senior Vice President and Chief Financial Officer